                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [   ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            COMPUTER RESEARCH, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            COMPUTER RESEARCH, INC.
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

                            COMPUTER RESEARCH, INC.

                          CHERRINGTON CORPORATE CENTER
                                  BUILDING 200
                      CORAOPOLIS, PENNSYLVANIA 15108-3100

                               ------------------

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 30, 1996

                               ------------------

TO THE STOCKHOLDERS OF COMPUTER RESEARCH, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of COMPUTER RESEARCH, INC. will be held on Tuesday, January 30, 1996 at 10:00 o'clock a.m. at the Pittsburgh Airport Marriott, 100 Aten Road, Coraopolis, Pennsylvania 15108, for the following purposes:

     1. To elect directors to hold office until their successors are elected and qualified.

     2. To consider and act upon any other matter that may properly come before the meeting, or any adjournment or adjournments.

     Pursuant to action of the Board of Directors of the Company, the close of business on Tuesday, December 12, 1995, is the record date for the determination of the stockholders entitled to notice of and to vote at this meeting if they attend in person or by proxy.

                                           By Order of the Board of Directors

                                                     WILLIAM LERNER
                                                        Secretary

January 3, 1996
Pittsburgh, Pennsylvania


                 ---------------------------------------------
                               PROXY INFORMATION

                  ANY STOCKHOLDER UNABLE TO ATTEND THE MEETING
                 IN PERSON IS REQUESTED TO COMPLETE AND RETURN
                       THE ENCLOSED PROXY IN THE ENCLOSED
                            SELF-ADDRESSED ENVELOPE
                 ---------------------------------------------

                            COMPUTER RESEARCH, INC.

                          CHERRINGTON CORPORATE CENTER
                                  BUILDING 200
                           CORAOPOLIS, PA 15108-3100

                                ---------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 30, 1996

                                ---------------

     This Proxy Statement is furnished in connection with the Annual Meeting of Stockholders of Computer Research, Inc., a Pennsylvania corporation, to be held at the Pittsburgh Airport Marriott, 100 Aten Road, Coraopolis, Pennsylvania 15108 at 10:00 o'clock A.M. on Tuesday, January 30, 1996. This Statement and the attached form of proxy are being sent to the stockholders of the Company commencing on January 3, 1996.

     The enclosed form of proxy is being solicited by and on behalf of the Board of Directors of the Company. When properly executed and returned, the shares represented by the enclosed Proxy will be voted at the meeting.

     The stockholders giving a Proxy may revoke or withdraw it at any time prior to its exercise by giving written notice to the Secretary of the Company.

     The solicitation of proxies in the enclosed form will be by mail, except for any incidental personal solicitation made by officers, directors and employees of the Company. The cost of preparing, assembling and mailing this statement and other material furnished to stockholders in connection with such solicitation as well as the cost (expected to be nominal) of any such incidental personal solicitation and the expense of brokers, who, at the request of the Company, shall mail such material to or otherwise communicate with their customers, will be at the expense of the Company.

     At the close of business on December 12, 1995, the record date for the determination of the stockholders entitled to vote at the Annual Meeting, there were outstanding 3,887,895 shares of Common Stock. The voting power of the stockholders of the Company is vested exclusively in the holders of the Common Stock, who are entitled to one (1) vote per share for the election of directors and all other business to be transacted at the meeting.

     The By-Laws of the Company provide that the presence at a meeting in person or by proxy of a majority in the amount of the stock issued and outstanding shall constitute a quorum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     a) Security ownership of those known to the Company to own more than five percent of the Company's Common Stock as of December 12, 1995:

                NAME AND ADDRESS                    AMOUNT AND NATURE OF      PERCENT
              OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      OF CLASS
              -------------------                   --------------------      --------
James L. Schultz                                           975,810(2)          25.09%
Computer Research, Inc.
Cherrington Corporate Center, Building 200
Coraopolis, PA 15108-3100

David J. Vagnoni                                           590,185(2)          15.18%
Computer Research, Inc.
Cherrington Corporate Center, Building 200
Coraopolis, PA 15108-3100

                NAME AND ADDRESS                    AMOUNT AND NATURE OF      PERCENT
              OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      OF CLASS
              -------------------                   --------------------      --------
Lynn M. Bushman, CPA                                       242,957              6.24%
Bushman, Miyasaki & Prince, L.L.C.
47 West 200 South
Salt Lake City, Utah 84101

     b) Security ownership of Common Stock held by Management:

                                        AMOUNT AND NATURE OF      PERCENT
      NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP      OF CLASS
------------------------------------    --------------------      --------
James L. Schultz, Officer and                   975,810(2)         25.09%(2)
  Director
David J. Vagnoni, Officer and                   590,185(2)         15.18%(2)
  Director
Lynn M. Bushman, Director                       242,957             6.24%
Virgil J. Falco, Director                        19,500(1)           *
David K. Klotz, Director                            750(1)           *
William Lerner, Officer                           2,500(1)           *
All officers and directors as a               1,831,702(2)         47.11%(2)
  group  (6 persons)

-------

  * Less than 1% of the shares outstanding.

(1) Shares are owned of record and beneficially.

(2) Includes shares subject to stock options granted under the Company's Stock Option Plan, which are as follows: James L. Schultz 20,000 shares and David
     J. Vagnoni 18,000 shares.

                             ELECTION OF DIRECTORS

     The Board of Directors is submitting nominations for five (5) directors. The shares represented by all proxies executed in the enclosed form will be voted for the following nominees for director for a one-year term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee or nominees should become unavailable for election by reason of death or any other unexpected occurrence, it is intended that the proxy will be voted for the election of a substitute nominee or nominees who shall be designated by the Directors.

                       INFORMATION REGARDING THE NOMINEES
                           FOR ELECTION AS DIRECTORS

                                                                              HAS SERVED AS
           NAME           AGE               PRINCIPAL OCCUPATION             A DIRECTOR SINCE
    ------------------    ---               --------------------             ----------------
    James L. Schultz      59      President and Treasurer of the Company           1969
    David J. Vagnoni      59      Executive Vice President of the Company          1974
    Lynn M. Bushman       58      C.P.A. Bushman Miyasaki & Prince, L.L.C.         1984
                                  Salt Lake City, Utah
    Virgil J. Falco       67      Retired Business Executive                       1989
                                  Allentown, Pennsylvania
    David K. Klotz        46      Vice President, Pace Long Distance               1994
                                  Service,
                                  Greensburg, Pennsylvania

     Certain information with regard to the Nominees standing for election as Directors.

          Mr. Schultz has served as President and Treasurer of the Company since August, 1975. As holder of approximately one fourth of the Company's Common Stock, he may be considered a control person of the Company. Mr. Schultz is also a trustee of the Cortland Trust, a registered investment company.

          Mr. Vagnoni has served as Executive Vice President of the Company since 1973. As holder of approximately one seventh of the Company's Common Stock, he may be considered a control person of the Company.

          Mr. Bushman has been a practicing Certified Public Accountant since 1970. Since 1981 he has headed the firm of Bushman Miyasaki & Associates in Salt Lake City, Utah. He specializes in tax accounting.

          Mr. Falco has had more than 30 years of experience in the securities industry. Mr. Falco is retired. He was an administrator with Legg Mason Inc., a securities brokerage firm. From January 1987 to May 1988, he served as secretary-treasurer of the Warren York division of Legg Mason. Prior to that time, he had been secretary-treasurer and chief financial officer of Warren W. York Company, Inc.

          Mr. David K. Klotz has been Vice President-Sales of Pace Long Distance Service, a re-seller of long distance telephone services. From 1993 to 1994 he was the sole proprietor of Dialogue International specializing in providing consultant services in the areas of sales and marketing. From 1991 to 1993 he was a Vice-President of LCI International, a telecommunications based carrier, and from 1988 to 1991, Vice President-Marketing of Bull HN Worldwide Information Systems, Inc. (formerly Honeywell's Information System Division).

                BOARD OF DIRECTORS MEETINGS, COMMITTEES AND FEES

     The Board of Directors had four regular meetings in 1995. All directors attended all of the relevant board meetings held during 1995. Directors are paid an attendance fee of $1,500 for each board meeting attended in person and are reimbursed for their out-of-pocket expenses incurred for attendance at meetings of directors or shareholders.

     There are no committees of the Board of Directors other than a Compensation Committee. The members of the Compensation Committee are Mr. Virgil J. Falco and Mr. David K. Klotz.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Board and its Compensation Committee believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel. The Company has applied a consistent philosophy to compensation for all employees, including executive officers and senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers and senior management who contribute to the long-term success of the Company.

     The Company pays competitively. The Company is committed to providing compensation that helps attract and retain individuals of outstanding ability which recognizes individual performance and corporate performance relative to the performance of other companies in the computer service industry of comparable complexity and quality.

     Factors considered in setting executive officer and senior management base compensation are generally subjective. The market value of the Company's stock is not considered in setting executive officer or senior management compensation.

     The Company's executive officers were compensated at essentially the same salaries in 1995 as they were in 1994. None of the Company's executive officers received a bonus in 1995. None of the Company's executive officers have employment contracts. The Compensation Committee may, in the future, authorize the payment of discretionary bonus compensation based upon an assessment of an individual's exceptional contributions to the Company. The Compensation Committee may also consider a policy of adopting long-term employment contracts for the Company's executive officers and other significant employees, in order to provide for continuity of management and to ensure the Company's continued growth and stability in a competitive environment.

                               EXECUTIVE OFFICERS

     James L. Schultz, President and Treasurer, and David J. Vagnoni, Executive Vice President, the two executive officers of the Company are also directors and are identified above under "Information Regarding the Nominees for Election as Directors".

                          OTHER SIGNIFICANT EMPLOYEES

     Set forth below is a listing of other significant employees of the Company and a description of their business experience for the past five (5) years.

     Mr. Richard D. Iriye has served as Vice President--Systems of the Western Data Center since 1986. His primary responsibility is for the on-line real time brokerage and bank systems. Prior to 1986, he served as Systems Manager of on-line systems.

     Mr. William R. McNamee has served as Vice President--Systems of the Eastern Data Center since 1986. His primary responsibility is for the distributed processing brokerage system. Prior to 1986, he served as Manager of back office systems.

     Mr. Frank H. Moser, Jr. has served as Vice President--Computer Applications since 1986. His primary responsibility is for the Company's strategic business planning program, including the conversion of the Company's software systems to the IBM platform. He managed the Company's value added resale business until it was terminated at the end of February 1992.

     Mr. David B. Rockacy has served as Vice President--Technical Support since 1986. His primary responsibility is for data center hardware and communications equipment. Prior to 1986, he served as Manager of technical support.

                             EXECUTIVE COMPENSATION

     The following table discloses compensation received by the Company's executive officers whose aggregate direct compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                            COMPENSATION(1)
                                       ---------------------------------------------------------
                                                 ANNUAL                              LONG TERM
    NAME AND PRINCIPAL POSITION        YEAR      SALARY      BONUS     OTHER(2)      OPTIONS(3)
------------------------------------   ----     --------     -----     --------     ------------
James L. Schultz                       1995     $173,300      -0-         -0-            -0-
  President and Treasurer              1994     $172,050      -0-         -0-            -0-

David J. Vagnoni                       1995     $173,300      -0-         -0-            -0-
  Executive Vice President             1994     $172,050      -0-         -0-            -0-

---------

(1) Includes Directors Fees. Also includes amounts deferred under the Company's Profit Sharing Salary Reduction Plan. The Company did make a contribution in fiscal 1995, but no contributions were made for fiscal 1994.

(2) No executive officer received perquisites or other personal benefits in excess of the lesser of 10% of such officer's cash compensation or $50,000, nor did all executive officers as a group, receive additional compensation in excess of the lesser of 10% of such officers' aggregate cash compensation or $50,000 times the number of such officers.

(3) No stock options were granted to any executive officer in 1994 or 1995, nor were any previously granted stock options exercised by such persons during fiscal 1995.


PROFIT SHARING PLAN/SALARY REDUCTION PLAN

     The Company sponsors the Computer Research, Inc. Profit Sharing/Salary Reduction Plan for the benefit of all full-time employees of the Company who meet the plan's eligibility requirements for participation. The salary reduction portion of the plan permits plan benefits to be funded by participant elections to defer a portion (1% to 10%) of current pretax wages, salaries and other cash compensation for accumulation in the plan's trust fund, and by Company contributions to the plan's trust fund paid out of current or accumulated net profits in such varying amounts as may be determined annually by the Board of Directors. The Company's contributions to the salary reduction portion of the plan are allocated annually to the individual accounts of active plan participants according to the terms of each individual Salary Deferral Agreement with the Company. The Company's contributions under the profit sharing portion of the plan, as well as any amounts forfeited by terminating participants, are allocated annually to the individual accounts of the active plan participants credited with a year of service, in the ratio which a participant's salary deferrals for the year bears to the aggregate salary deferrals of all plan participants for such year.

     The plan provides for a lump sum payment of accrued benefits upon a participant's retirement at age 65, or prior to retirement in the event of a participant's death or total or permanent disability as determined in accordance with procedures set forth in the plan. Plan benefits are also distributable in the event of termination of a participant's employment with the Company to the extent that such benefits have accrued and are non-forfeitable. Company contributions to the profit sharing portion of the plan become non-forfeitable in accordance with a graduated scale based upon the participant's credited years of service with the Company. The Company reserves the right to designate all or a part of the Company contributions to the profit sharing portion of the plan as fully vested and non-forfeitable if necessary to meet certain deferral ratio tests specified in the plan. (The plan also permits loans to participants subject to certain restrictions and in-service distributions to participants at or after age 59 1/2 or in the event of extraordinary financial need.) Company contributions to the salary reduction portion of the plan are fully vested and non-forfeitable from the date of contribution to the plan.

     The Company's contributions to the plan's trust fund are paid out of current or accumulated net profits in such amounts as determined by the Board of Directors, subject generally to a maximum Company contribution limitation equivalent to 15% of the total compensation (exclusive of the value of fringe benefits) paid or accrued to the plan's participants during the year. Voluntary post-tax contributions, (exclusive of salary deferral elections) may be made by participants up to a maximum of 10% of the participant's annual compensation from the Company.

     For the year ended August 31, 1995, the Company's contribution to the plan for all employees eligible to participate was $57,607.

                              WARRANTS AND OPTIONS

     The Shareholders of the Company approved an Incentive Stock Option Plan on January 31, 1984 which provides for the issuance to key employees of options for up to 250,000 shares of the Company's Common Stock. The plan is administered by the Board of Directors of the Company. The Board may designate a committee to administer the plan but has not done so to date. The Board (or the Committee) determines the employees eligible to receive options and the number of options granted to each such employee. Any option under the plan must have been granted by February 28, 1993. Generally, options will lapse on the earlier of
(a) expiration of the option term specified by the Committee (which may not exceed ten years from the date of grant), (b) on the date an employee's employment terminates, whether voluntarily or involuntarily, for any reason other than death or (c) three months from the date an employee's employment with the Company and its subsidiaries terminates due to death. The option price must be at least 100% of the fair market value of the shares on the date that the option is granted. Options granted to persons holding more than 10% of the Company's outstanding shares must have an option exercise price of 110% of the market value on the date of grant and must have a term of not more than five years. No employee may be granted options in any calendar year for shares having any aggregate fair market value in excess of $100,000 plus any "unused limit carryover" as defined by IRC Section 422A. Messrs. Schultz and Vagnoni, respectively, hold options to purchase 20,000 and 18,000 shares of the Common Stock of the Company at $.21 per share, being 110% of the market value on the date of the grant.

     No stock options were granted or exercised in fiscal year 1995. The number and value of all of the unexercised options at August 31, 1995 (fiscal year end) are shown in the following table. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's common stock on October 31, 1995 computed to be $.54 (which is the average of the bid and ask prices of the Company's common stock on October 31, 1995, of $.44 and $.63 respectively).

                       1994 FISCAL YEAR END OPTION VALUES

                                          NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                           1994 FY-END SHARES               IN-THE-MONEY OPTIONS
                                      -----------------------------     -----------------------------
               NAME                   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------   -----------     -------------     -----------     -------------
James L. Schultz...................      20,000            -0-           $6,600(1)           -0-
David J. Vagnoni...................      18,000            -0-           $5,940(1)           -0-

---------
(1) Represents market value of the Company's common stock at October 31, 1995, less the exercise price.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The books of account of the Company have been audited by Grant Thornton, Independent Auditors, Pittsburgh, Pennsylvania. The Board of Directors has the authority to designate auditors for the 1996 fiscal year, but has not acted to date. Representatives of Grant Thornton may be present at the Stockholders Meeting.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals for inclusion in the form of proxy and proxy statement. Proposals intended for inclusion in next year's proxy statement should be sent to the Secretary of the Company, Computer Research, Inc., Cherrington Corporate Center, Building 200, Coraopolis, Pennsylvania 15108-3100 and must be received by September 6, 1996.

                                 OTHER MATTERS

     The Company knows of no other business than the election of directors that will be presented to the meeting of stockholders.

     Under the federal securities laws, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. The Company is required to report in this proxy statement any failure to file applicable reports. The Company believes that since September 1, 1994 all of these filing requirements were satisfied by its directors and officers and ten percent holders. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and its ten percent holders and copies of the reports that have been filed with the Securities and Exchange Commission.

     The Annual Report containing the consolidated financial statement of the Company as of August 31, 1995, and for the fiscal year then ended, accompanies this Proxy Statement and Notice of Annual Meeting of Stockholders.

     A COPY OF THE COMPANY'S ANNUAL REPORT, FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO COMPUTER RESEARCH, INC., ATTENTION: J. L. SCHULTZ, PRESIDENT, CHERRINGTON CORPORATE CENTER, BUILDING 200, CORAOPOLIS, PENNSYLVANIA 15108-3100.

                                           By Order of the Board of Directors

                                                     WILLIAM LERNER
                                                       Secretary

Pittsburgh, Pennsylvania
January 3, 1996

                                     PROXY
COMPUTER RESEARCH, INC.
CHERRINGTON CORPORATE CENTER
BUILDING 200
CORAOPOLIS, PA 15108-3100
--------------------------------------------------------------------------------

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                          MEETING ON JANUARY 30, 1996

The undersigned hereby appoints James L. Schultz, David J. Vagnoni and William Lerner, and each of them, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in Computer Research, Inc. at the annual meeting of shareholders on January 30, 1996, and at any adjournment, upon the matters described in the proxy statement furnished herewith and all other subjects that may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTORS LISTED HEREIN AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                                  IF YOU DO NOT SIGN AND RETURN
                                                  A PROXY, OR ATTEND THE
                                                  MEETING, YOUR SHARES CANNOT BE
                                                  VOTED.

                                                  PLEASE SIGN ON REVERSE SIDE
                                                  AND RETURN IN THE ENCLOSED
                                                  ENVELOPE PROMPTLY TO

                                                     COMPUTER RESEARCH, INC.
                                                     CHERRINGTON CORPORATE
                                                     CENTER
                                                     BUILDING 200
                                                     CORAOPOLIS, PA 15108-9912

                           (Please see reverse side)

PLEASE MARK VOTES / X /

ELECTION OF DIRECTORS

DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES LISTED BELOW:

/ / FOR ALL NOMINEES LISTED BELOW          / / WITHHOLD AUTHORITY
  (EXCEPT AS MARKED TO THE CONTRARY)           TO VOTE FOR ALL NOMINEES
                                               LISTED BELOW

JAMES L. SCHULTZ, DAVID J. VAGNONI, LYNN M. BUSHMAN, VIRGIL J. FALCO, AND DAVID
K. KLOTZ.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL WRITE THE NOMINEE'S NAME IN THE SPACE BELOW.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------     Date:                    , 1996
Sign here as name(s) appears on label                --------------------


                   PLEASE SIGN THIS PROXY AND RETURN PROMPTLY